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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 21, 2003


                              MEGO FINANCIAL CORP.

                   -------------------------------------------

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER

       NEW YORK                   1-8645                   13-5629885
  (STATE OR OTHER            (COMMISSION               (IRS EMPLOYER
 JURISDICTION OF             FILE NUMBER)            IDENTIFICATION NO.)
     FORMATION)


                 1645 VILLAGE CENTER CIRCLE, LAS VEGAS, NV 89134
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 992-4200
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 6, 2003 the Company sold a portfolio of consumer receivables representing purchase money indebtedness of purchasers of certain deeded land parcels. The Company in the course of conducting its ordinary business of selling raw land for use as second home sites originated the receivables. The land parcels giving rise to the indebtedness are part of larger land projects sold and marketed by the Company. The parcels in the Calvada projects are in Pahrump, Nevada. The Harstel Springs Ranch, South Park Ranch, Colorado Land and Grazing Ranch and Colorado Land Livestock Ranch projects are in Colorado.

The  purchaser  of the  portfolio  is Land  Finance  Company  (LFC),  a Delaware
Corporation,   with  its  principal  place  of  business  at  430  Main  Street,
Williamstown Massachusetts. The purchase price paid by LFC is $22,270,825.98.

There is no material relationship between the Company, its affiliates, officers and directors and the purchaser.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

03-1 Press release dated March 10, 2003 concerning the sale of the land loan portfolio

03-2 Receivables Purchase Agreement between Seller, Leisure Homes Corporation and Purchaser, Land Finance Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 , the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MEGO FINANCIAL CORP.



                                            By:  /s/  Floyd W. Kephart
                                            -----------------------------------
                                            Floyd W. Kephart
                                            Chief Executive Officer
Dated:  March 21, 2003